Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports Fourth Quarter 2021 Financial Results

Announces $0.12 Net Income per Share and $0.26 Normalized FFO per Share for the Fourth Quarter of 2021

Announces $1.03 Billion of 2021 Acquisitions and Investment Commitments

Fourth Quarter Highlights:

•Reported fourth quarter 2021 total revenue of $116.1 million, an increase of 4.2% over the prior year period.
•Generated fourth quarter net income per share of $0.12 on a fully diluted basis.
•Generated fourth quarter Normalized Funds From Operations (Normalized FFO) of $0.26 per share on a fully diluted basis.
•Completed investments of $852.2 million during the fourth quarter, including the acquisition of the 1.4 million square foot Landmark Portfolio.
•Fourth quarter MOB Same-Store Cash Net Operating Income growth was 2.9% year-over-year.
•Declared a quarterly dividend of $0.23 per share and OP Unit for the fourth quarter 2021, paid January 18, 2022.
•Issued $500 million of public senior notes on October 13, 2021, with maturity of 10 years and a coupon rate of 2.625%.
•Disposed of the three LifeCare long term acute care hospitals (“LTACHs”) on November 2, 2021 for $62.0 million and recognized a net gain on sale of approximately $18.7 million.
•Earned a score of 75 and a Green Star designation in our inaugural submission to the GRESB 2021 Real Estate Assessment.

Subsequent Event Highlights:

•On January 12, 2022, the Company contributed $21.5 million to acquire a 49% membership interest in three properties through the Davis Joint Venture.
•Disposed of one 9,997 square foot medical office building on January 19, 2022 for $2.0 million and recognized a net loss on the sale of approximately $0.2 million. This asset was classified as held for sale as of December 31, 2021.

Milwaukee, WI - February 23, 2022 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, today announced results for the fourth quarter and year ended December 31, 2021.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “We are proud of our 2021 investments and significant expansion of our medical office footprint. We continue to develop strong relationships with partners like Landmark Healthcare Facilities and acquire high-quality assets that provide outstanding operational results and opportunities. Overall, our portfolio delivered 2.9% Same-Store Cash NOI growth and is 95% leased, with over 90% of that on-campus or affiliated with a health system.

“We look forward to serving both our newest and long-standing physicians and health care system relationships while providing strong returns for our investors. We look forward to sharing more about our 2021 achievements and fourth quarter performance during today’s conference call, as well as our outlook for 2022.”

Fourth Quarter Financial Results

Total revenue for the fourth quarter ended December 31, 2021 was $116.1 million, an increase of 4.2% from the fourth quarter 2020. As of December 31, 2021, the portfolio was 95% leased, excluding one asset classified as held for sale.

Total expenses for the fourth quarter 2021 were $106.6 million, compared to total expenses of $98.3 million for the fourth quarter 2020.

Net income for the fourth quarter 2021 was $28.3 million, compared to net income of $18.6 million for the fourth quarter 2020.

Net income attributable to common shareholders for the fourth quarter 2021 was $27.3 million. Diluted earnings per share for the fourth quarter 2021 was $0.12 based on approximately 228.0 million weighted average common shares and operating partnership units (OP Units) outstanding.

Funds From Operations (FFO) totaled $54.4 million for the fourth quarter 2021 and consisted of net income plus depreciation and amortization on our consolidated portfolio of $43.1 million and our unconsolidated joint ventures of $2.3 million. This was partially offset by a $19.1 million gain on the sale of investment properties and $0.2 million of other adjustments, resulting in FFO of $0.24 per share on a fully diluted basis. Normalized FFO, which adjusts for loss on extinguishment of debt, was $58.4 million, or $0.26 per share on a fully diluted basis.

Normalized Funds Available for Distribution (FAD) for the fourth quarter 2021, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures, loan reserve adjustments, and our share of adjustments from unconsolidated investments was $54.9 million.

Our Medical Office Building (MOB) Same-Store portfolio, which includes 246 properties representing 84% of our consolidated leasable square footage, generated year-over-year MOB Same-Store Cash Net Operating Income (Cash NOI) growth of 2.9% for the fourth quarter 2021.

Other Recent Events

Update on the Landmark Portfolio

On December 20, 2021, the Company completed the acquisition of a 14 Class-A medical office building portfolio comprised of 1,433,086 square feet located in eight states, for an aggregate purchase price of $750.0 million (the “Landmark Portfolio”). The Landmark Portfolio is 95% leased, with 75% leased to investment-grade tenants, and has a weighted average remaining lease term of 6.8 years. Each of the properties is on-campus or affiliated and anchored by market-leading health systems including University of Florida Health, Beaumont Health, Hackensack Meridian Health, Baptist Health Systems, McLaren Health Care, and Allegheny Health. The first year unlevered cash yield on this investment is expected to be approximately 4.9%.

The Company will internally manage more than 475,000 square feet of the Landmark Portfolio in three new markets, bringing our total internally managed platform to 16 markets, including seven of our top ten largest markets.

The Landmark Portfolio was partially funded through an aggregate 6,561,521 OP Units issued by Physicians Realty L.P. (the “Operating Partnership”) valued at $116.5 million on the date of issuance. The Company also financed an aggregate $100.0 million of this transaction through three new mortgages.

One property subject to the Company’s previously announced transaction agreements was not acquired, as the health care system tenant elected to exercise their Right of First Refusal. This asset, totaling 24,972 square feet, had been under contract for a purchase price of $14.3 million.

Learn more about this acquisition at https://www.docreit.com/landmark.

Fourth Quarter Investment Activity

In addition to the acquisition of the Landmark Portfolio, the Company completed an additional $100.4 million of acquisitions in the fourth quarter as detailed in the November 5, 2021 press release. During the fourth quarter 2021, the Company also funded a previous construction loan commitment of $1.8 million.

Fourth Quarter Disposition Activity and Asset Held for Sale

During the fourth quarter 2021, the Company completed $62.7 million of dispositions, including the sale of each of the Company's three LTACH properties and two parcels of vacant land, resulting in a net gain of $19.1 million. The LifeCare LTACHs generated an unlevered rate of return of 9% during the Company's ownership. As of December 31, 2021, 98% of our properties are medical office buildings.

As of December 31, 2021, the Company classified one 9,997 square foot asset located in Traverse City, Michigan as held for sale.

Capital Activity

During the fourth quarter 2021, the Company issued 7,236,439 shares pursuant to its at the market (“ATM”) program at a weighted average price of $18.54 for net proceeds of $132.8 million. Since December 31, 2021, the Company issued 259,977 shares pursuant to its ATM program at a weighted average price of $18.93 for net proceeds of $4.9 million.

Dividend Paid

On December 22, 2021, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended December 31, 2021. The dividend was paid on January 18, 2022 to common shareholders and OP Unit holders of record as of the close of business on January 4, 2022.

Recent Acquisition and Disposition Activity

On January 12, 2022, the Company acquired a 49% membership interest in three properties through the Davis Joint Venture for an aggregate purchase price of $21.5 million. This transaction was funded with $14.0 million of mortgage debt, $4.5 million of cash, and the satisfaction of $3.0 million in previously issued mezzanine loans.

On January 19, 2022, the Company sold one 9,997 square foot medical office building located in Michigan for $2.0 million and recognized a net loss on the sale of approximately $0.2 million. The Company classified this asset as held for sale as of December 31, 2021.

2022 Guidance

The Company anticipates general and administrative expenses and recurring capital expenditures to be between $40 million and $42 million and $29 million and $31 million, respectively, for the year ended December 31, 2022. During 2022, assuming favorable capital market conditions, the Company expects to close between $250 million and $500 million of real estate investments, including development commitments, at cap rates of 5.25% to 6.00%.

Conference Call Information

The Company has scheduled a conference call on Wednesday, February 23, 2022, at 10:00 a.m. ET to discuss its financial performance and operating results for the fourth quarter ended December 31, 2021. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Fourth Quarter Earnings Call or passcode: 13725812. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning February 23, 2022, at 1:00 p.m. ET until March 23, 2022, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13725812. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning February 23, 2022, the Company’s supplemental information package for the fourth quarter 2021 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own, and manage health care properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of December 31, 2021, owned approximately 95.0% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations. The information contained on our website is not a part of an is not incorporated by reference into this press release.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the Coronavirus and its variants, including the Delta and Omicron variants and any future variants which may emerge, (COVID-19) pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Rental revenues	$82,777	$79,084	$324,839	$314,846
Expense recoveries	28,099	27,245	112,054	103,344
Rental and related revenues	110,876	106,329	436,893	418,190
Interest income on real estate loans and other	5,248	5,116	20,806	19,315
Total revenues	116,124	111,445	457,699	437,505
Expenses:
Interest expense	19,382	13,658	60,136	57,179
General and administrative	9,641	8,198	37,757	33,763
Operating expenses	34,339	33,703	137,408	128,198
Depreciation and amortization	43,207	37,846	157,870	149,590
Impairment loss	—	4,872	340	4,872
Total expenses	106,569	98,277	393,511	373,602
Income before equity in loss of unconsolidated entities and gain on sale of investment properties, net:	9,555	13,168	64,188	63,903
Equity in loss of unconsolidated entities	(357)	(401)	(1,570)	(1,257)
Gain on sale of investment properties, net	19,054	5,842	24,165	5,842
Net income	28,252	18,609	86,783	68,488
Net income attributable to noncontrolling interests:
Operating Partnership	(806)	(492)	(2,211)	(1,797)
Partially owned properties (1)	(152)	(133)	(607)	(574)
Net income attributable to controlling interest	27,294	17,984	83,965	66,117
Preferred distributions	—	(290)	(13)	(1,241)
Net income attributable to common shareholders	$27,294	$17,694	$83,952	$64,876
Net income per share:
Basic	$0.12	$0.08	$0.39	$0.32
Diluted	$0.12	$0.08	$0.39	$0.32
Weighted average common shares:
Basic	220,642,565	208,790,315	216,135,385	204,243,768
Diluted	227,969,369	215,833,617	223,060,556	211,145,917

Dividends and distributions declared per common share	$0.23	$0.23	$0.92	$0.92
(1)Includes amounts attributable to redeemable noncontrolling interests.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
	2021	2020
ASSETS
Investment properties:
Land and improvements	$235,453	$231,621
Building and improvements	4,612,561	3,824,796
Tenant improvements	86,018	73,145
Acquired lease intangibles	498,221	406,935
	5,432,253	4,536,497
Accumulated depreciation	(821,036)	(687,554)
Net real estate property	4,611,217	3,848,943
Real estate held for sale	1,964	—
Right-of-use lease assets, net	235,483	137,180
Real estate loans receivable, net	117,844	198,800
Investments in unconsolidated entities	69,793	77,755
Net real estate investments	5,036,301	4,262,678
Cash and cash equivalents	9,876	2,515
Tenant receivables, net	4,948	4,757
Other assets	131,584	144,000
Total assets	$5,182,709	$4,413,950
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$267,641	$412,322
Notes payable	1,464,008	968,653
Mortgage debt	180,269	57,875
Accounts payable	6,651	7,007
Dividends and distributions payable	57,246	52,116
Accrued expenses and other liabilities	86,254	91,929
Lease liabilities	104,957	74,116
Acquired lease intangibles, net	21,569	6,641
Total liabilities	2,188,595	1,670,659

Redeemable noncontrolling interests - Series A Preferred Units (2020) and partially owned properties	7,081	28,289

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 224,678,116 and 209,550,592 common shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	2,247	2,096
Additional paid-in capital	3,610,954	3,303,231
Accumulated deficit	(776,001)	(658,171)
Accumulated other comprehensive loss	(892)	(5,859)
Total shareholders’ equity	2,836,308	2,641,297
Noncontrolling interests:
Operating Partnership	150,241	73,302
Partially owned properties	484	403
Total noncontrolling interests	150,725	73,705
Total equity	2,987,033	2,715,002
Total liabilities and equity	$5,182,709	$4,413,950

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$28,252	$18,609	$86,783	$68,488
Earnings per share - diluted	$0.12	$0.08	$0.39	$0.32

Net income	$28,252	$18,609	$86,783	$68,488
Net income attributable to noncontrolling interests - partially owned properties	(152)	(133)	(607)	(574)
Preferred distributions	—	(290)	(13)	(1,241)
Depreciation and amortization expense	43,097	37,747	157,437	149,208
Depreciation and amortization expense - partially owned properties	(70)	(90)	(280)	(297)
Gain on sale of investment properties, net	(19,054)	(5,842)	(24,165)	(5,842)
Impairment loss	—	4,872	340	4,872
Proportionate share of unconsolidated joint venture adjustments	2,296	1,831	8,860	7,063
FFO applicable to common shares	$54,369	$56,704	$228,355	$221,677
Loss on extinguishment of debt	4,025	—	4,025	—
Net change in fair value of contingent consideration	—	—	—	(715)
Normalized FFO applicable to common shares	$58,394	$56,704	$232,380	$220,962

FFO per common share	$0.24	$0.26	$1.02	$1.05
Normalized FFO per common share	$0.26	$0.26	$1.04	$1.05

Normalized FFO applicable to common shares	$58,394	$56,704	$232,380	$220,962
Non-cash share compensation expense	4,192	3,325	15,032	12,486
Straight-line rent adjustments	(1,395)	(2,771)	(8,671)	(12,395)
Amortization of acquired above/below-market leases/assumed debt	902	873	3,459	3,462
Amortization of lease inducements	235	288	1,157	1,156
Amortization of deferred financing costs	581	583	2,325	2,372
TI/LC and recurring capital expenditures	(7,548)	(5,872)	(25,532)	(19,042)
Loan reserve adjustments	(22)	(19)	(133)	84
Proportionate share of unconsolidated joint venture adjustments	(420)	(110)	(998)	(624)
Normalized FAD applicable to common shares	$54,919	$53,001	$219,019	$208,461

Weighted average number of common shares outstanding	227,969,369	215,833,617	223,060,556	211,145,917

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$28,252	$18,609	$86,783	$68,488
General and administrative	9,641	8,198	37,757	33,763
Depreciation and amortization expense	43,207	37,846	157,870	149,590
Interest expense	19,382	13,658	60,136	57,179
Gain on sale of investment properties, net	(19,054)	(5,842)	(24,165)	(5,842)
Impairment loss	—	4,872	340	4,872
Proportionate share of unconsolidated joint venture adjustments	3,633	2,790	14,358	10,458
NOI	$85,061	$80,131	$333,079	$318,508

NOI	$85,061	$80,131	$333,079	$318,508
Straight-line rent adjustments	(1,395)	(2,771)	(8,671)	(12,395)
Amortization of acquired above/below-market leases	917	888	3,521	3,524
Amortization of lease inducements	235	288	1,157	1,156
Loan reserve adjustments	(22)	(19)	(133)	84
Change in fair value of contingent consideration	—	—	—	(715)
Proportionate share of unconsolidated joint venture adjustments	(231)	(115)	(690)	(581)
Cash NOI	$84,565	$78,402	$328,263	$309,581

Cash NOI	$84,565	$78,402
Assets not held for all periods or held for sale	(5,617)	(2,329)
Hospital Cash NOI	(3,389)	(3,122)
Lease termination fees	—	(117)
Interest income on real estate loans	(3,458)	(3,524)
Joint ventures and other income	(3,768)	(2,910)
MOB Same-Store Cash NOI	$68,333	$66,400

	Three Months Ended December 31,
	2021	2020
Net income	$28,252	$18,609
Depreciation and amortization expense	43,207	37,846
Interest expense	19,382	13,658
Gain on sale of investment properties	(19,054)	(5,842)
Impairment loss	—	4,872
Proportionate share of unconsolidated joint venture adjustments	3,619	2,759
EBITDAre	$75,406	$71,902
Non-cash share compensation expense	4,192	3,325
Non-cash changes in fair value	—	—
Pursuit costs	264	79
Non-cash intangible amortization	1,143	1,162
Pro forma adjustments for investment activity	6,983	1,721
Adjusted EBITDAre	$87,988	$78,189

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (Nareit). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to tenant improvements and leasing commissions, and cash payments from seller master leases and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, pursuit costs, non-cash intangible amortization, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.